Exhibit 4.2
Globecomm Systems Inc./Telaurus 2009 Special Equity Incentive Plan
ARTICLE I
General
1.1 Purpose
          Globecomm Systems, Inc., a Delaware corporation (the “Company”), has agreed to purchase (the “Purchase”) the assets of Telaurus Communications, LLC (“Telaurus”), and in connection with the Purchase, will offer employment to employees of Telaurus. The Globecomm Systems Inc./Telaurus 2009 Special Equity Incentive Plan (the “Plan”) is designed to enable the Company to grant stock options and restricted stock to such employees as an inducement to accept the Company’s offer of employment.
1.2 Administration
     1.2.1 Administration by Committee; Constitution of Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee or subcommittee as the Board may designate (the “Committee”). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. While it is intended that at all times that the Committee acts in connection with the Plan, the Committee shall consist solely of “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”), the number of whom shall not be less than two, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee or which the Committee would have the authority to take.
     1.2.2 Committee’s Authority. The Committee shall have the authority to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any award certificates issued under the Plan, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) amend the Plan to reflect changes in applicable law.
     1.2.3 Committee Action; Delegation. Actions of the Committee shall be taken by the vote of a majority of its members. Except as otherwise required by applicable law, any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Notwithstanding the foregoing or any other provision of the Plan, the Committee (or the Board acting instead of the Committee), may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive awards pursuant to the terms of the Plan, who will receive awards under the Plan and the size of each such award, to the fullest extent permitted by applicable law, provided that the Committee itself shall grant awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of section 16 of the 1934 Act.
     1.2.4 Determinations Final. The determination of the Committee on all matters relating to the Plan or any option under the Plan shall be final, binding and conclusive.
     1.2.5 Limit on Committee Members’ Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option thereunder.
1.3 Persons Eligible for Options
          The persons eligible to receive options under the Plan are those individuals who are employees of Telaurus immediately before the Purchase and who are offered employment with the Company or a Company subsidiary in connection with the Purchase (“Transferred Employees”).

1.4 Types of Awards Under Plan
          Awards may be made under the Plan in the form of (a) stock options that are not incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) restricted stock and (c) restricted stock units. The term “award” means any of the foregoing.
1.5 Shares Available for Awards; Adjustments to Awards
     1.5.1 Aggregate Number Available; Certificate Legends. Subject to adjustment as provided under Section 1.5(c)(i) hereof, awards may be granted pursuant to the Plan with respect to 60,000 shares of common stock of the Company (“Common Stock”). Shares issued pursuant to the Plan may be authorized but unissued shares of Common Stock, authorized and issued shares of Common Stock held in the Company’s treasury or shares of Common Stock acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.
     1.5.2 Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: (i) any shares that are subject to an option under the Plan and that remain unissued upon the cancellation or termination of such option for any reason whatsoever, (ii) any shares of restricted stock that are forfeited pursuant to the terms of the Plan or the award, provided that any dividends paid on such shares are also forfeited and (iii) any shares that are subject to restricted stock units that remain unissued upon the cancellation or termination of such award for any reason whatsoever.
     1.5.3 Adjustments to Available Shares and Existing Options Upon Changes in Common Stock or Certain Other Events. Upon certain changes in Common Stock or other corporate events, the number of shares of Common Stock available for issuance under the Plan and that are the subject of existing awards shall be adjusted or shall be adjustable, as follows:
     (a) Shares Available for Grant. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of Common Stock with respect to which the Committee may grant options under paragraph (a) above shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the maximum number of shares of Common Stock with respect to which the Committee may grant options under Section 1.5(a) hereof, as the Committee may deem appropriate in its sole discretion.
     (b) Outstanding Restricted Stock and Restricted Stock Units. Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock which has not yet vested, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company.
     The Committee shall appropriately adjust outstanding grants of restricted stock units to reflect any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change in order to prevent the enlargement or dilution of rights of grantees.
     (c) Outstanding Options — Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding option and the exercise price-per-share of Common Stock of each such option.
     (d) Outstanding Options — Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation or cash), each option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option immediately prior to such merger or consolidation would have received in such merger or consolidation.
     (e) Outstanding Options — Certain Other Transactions. In the event of (1) a dissolution or liquidation of the Company, (2) a sale of all or substantially all of the Company’s assets, (3) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (4) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, either:
cancel, effective immediately prior to the occurrence of such event, each option outstanding immediately prior to such event (whether or not then exercisable) and, in full consideration of such cancellation, pay to the grantee to whom such option was granted an amount in cash, for each share of Common Stock subject to such option, equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option; or
provide for the exchange of each option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property which a holder of the number of shares of Common Stock subject to such option immediately prior to such event would have received as a result of such event and, incident thereto, make an equitable adjustment as determined by the Committee in its sole discretion in the exercise price of the option, or the number of shares or amount of property subject to the option or, if appropriate, provide for a cash payment to the grantee to whom such option was granted in partial consideration for the exchange of the option.

     (f) Outstanding Options — Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Section 1.5(c)(iii), (iv) or (v) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to options outstanding on the date on which such change occurs and in the per-share exercise price of each such option as the Committee may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option was granted an amount in cash, for each share of Common Stock subject to such option, equal to the excess of (x) the Fair Market Value of Common Stock on the date of such cancellation over (y) the option exercise price of such option.
     (g) No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an option or the exercise price of any option.
1.6 Definitions of Certain Terms
     1.6.1 The “Fair Market Value” of a share of Common Stock on any day shall be the closing price on the Nasdaq Stock Exchange as reported for such day in The Wall Street Journal or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day. In the event that none of the foregoing is applicable or, notwithstanding the foregoing, if deemed necessary or appropriate by the Committee, the Fair Market Value of a share of Common Stock on any day shall be determined by the Committee.
     1.6.2 A grantee shall be deemed to have terminated employment upon (i) the date the grantee ceases to be employed by the Company or any Company subsidiary, or any corporation (or any of its subsidiaries) which assumes the grantee’s option in a transaction to which section 424(a) of the Code applies; provided, however, that in the case of a grantee (x) who is, at the time of reference, both an employee or consultant or advisor and a Board member, or (y) who ceases to be engaged as an employee and immediately is engaged as a consultant, advisor or Board member of the Company or any Company subsidiary or, the grantee shall be deemed to have a “termination of employment” on the date the grantee terminates the last of such relationships with the Company. For purposes of this Section 1.6(b), a grantee who continues his or her employment, consulting or advisory relationship with a Company subsidiary subsequent to its sale by the Company, shall have a termination of employment upon the date of such sale. The Committee may in its discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan.
ARTICLE II
Awards Under the Plan
2.1 Certificates Evidencing Awards
     Each award granted under the Plan shall be evidenced by a written certificate (an “award certificate”) which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable award certificate.

2.2 Terms of Stock Options
     2.2.1 Stock Option Grants. The Committee may grant options to purchase shares of Common Stock from the Company, to such Transferred Employees, and in such amounts and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.
     2.2.2 Option Exercise Price. Each option certificate with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.
     2.2.3 Exercise Period. Each option shall be exercisable as follows:
     (a) Ten-Year Limit. No stock option shall be exercisable more than 10 years after the date of grant.
     (b) Beginning of Exercise Period. An option shall become exercisable with respect to a number of whole shares as close as possible to 1/4 of the shares subject to such option on each of the first four anniversaries of the date of grant.
     (c) End of Exercise Period. Once an installment becomes exercisable, it shall remain exercisable until the earlier of (A) the tenth anniversary of the date of grant of the option or (B) the expiration, cancellation or termination of the option.
     (d) Timing and Extent of Exercise. An option may be exercised from time to time as to all or part of the shares as to which such option is then exercisable.
     (e) Termination of Employment — Generally. Except as otherwise provided below or as may be determined by the Committee, a grantee whose employment terminates may exercise any outstanding option on the following terms and conditions: (A) exercise may be made only to the extent that the grantee was entitled to exercise the option on the termination of employment date; and (B) exercise must occur within three months after termination of employment but in no event after the tenth anniversary of the grant date.
     (f) Termination for Cause. If a grantee’s employment is terminated for cause (as defined below), all options not theretofore exercised shall terminate upon the commencement of business on the date of the grantee’s termination of employment. For this purpose, cause shall mean the commission of any act of fraud, embezzlement or dishonesty by the grantee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any parent or subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any parent or subsidiary) in a material manner.
     (g) Disability. If a grantee’s employment is terminated by reason of a disability (as defined below), then any outstanding option shall be exercisable on the following terms and conditions: (A) exercise may be made only to the extent that the grantee was entitled to exercise the option on the termination of employment date; and (B) exercise must occur by the earlier of (I) the first anniversary of the grantee’s termination of employment, or (II) the tenth anniversary of the grant date. For this purpose “disability” shall mean the inability of the grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
     (h) Death.
Termination of Employment as a Result of Grantee’s Death. If a grantee’s employment terminates as the result of death, then any outstanding option shall be exercisable on the following terms and conditions: (I) exercise may be made only to the extent that the grantee was entitled to exercise the option on the date of death; and (II) exercise must occur by the earlier of (1) the first anniversary of the grantee’s date of death, or (2) the tenth anniversary of the grant date.
Death Subsequent to a Termination of Employment. If a grantee dies subsequent to terminating employment but prior to the expiration of the exercise period with respect to a stock option, then the option shall remain exercisable until the earlier to occur of (I) the first anniversary of the grantee’s date of death or (II) the tenth anniversary of the grant date.
Restrictions on Exercise Following Death. Any such exercise of an option following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the grantee’s will specifically disposes of such option, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any option pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable option certificate which would have applied to the grantee.
2.3 Exercise of Options
     Subject to the other provisions of this Article II, each option granted under the Plan shall be exercisable as follows:
     2.3.1 Notice of Exercise. An option shall be exercised by providing notice to the Company or the Company’s designated exchange agent (the “exchange agent”), in such form and in such manner as the Committee shall prescribe.
     2.3.2 Payment of Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made by one or more of the following methods: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent); (ii) by delivery of shares of Common Stock owned by the grantee (whether acquired by option exercise or otherwise, provided that if such shares were acquired pursuant to the exercise of a stock option, they were acquired at least six months prior to the option exercise date or such other period as the Committee may from time to time determine in its sole discretion) having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price; or (iii) to the extent permitted by law, a brokered cashless exercise.
     2.3.3 Delivery of Certificates Upon Exercise. Promptly after receiving payment of the full option exercise price, the Company or its exchange agent shall deliver to the grantee or to such other person as may then have the right to exercise the option, a certificate or certificates for the shares of Common Stock for which the option has been exercised. In the case of a brokered cashless exercise, a grantee may direct the Company, or its exchange agent, as the case may be, to deliver the stock certificate(s) to the grantee’s stockbroker.
     2.3.4 No Stockholder Rights. No grantee of an option (or other person having the right to exercise such option) shall have any of the rights of a stockholder of the Company with respect to shares subject to such option until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5(c) hereof, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.
2.4 Compensation in Lieu of Exercise of an Option
     The Committee in its sole discretion may determine to substitute, for the exercise of such option, compensation to the grantee not in excess of the difference between the option exercise price and the Fair Market Value of the shares covered by such written application on the date of such application. Such compensation shall be in shares of Common Stock, and the payment thereof may be subject to conditions, all as the Committee shall determine in its sole discretion. In the event compensation is substituted pursuant to this Section 2.4 for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.
2.5 Transferability of Options
     No option shall be assignable or transferable otherwise than (i) by will or by the laws of descent and distribution, or (ii) to (A) the grantee’s spouse, children or grandchildren (“immediate family members”) or (B) a trust or trusts for the exclusive benefit of such immediate family members. Any such transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

2.6 Restricted Stock
     2.6.1 Restricted Stock Grants. The Committee may grant restricted shares of Common Stock to such Transferred Employees, in such amounts and subject to such terms and conditions as the Committee shall determine in its absolute discretion, subject to the provisions of the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of an award certificate in such form as the Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent in an amount at least equal to the par value of the shares as required by the Committee and in accordance with the applicable Delaware law.
     2.6.2 Issuance of Stock Certificate(s). Promptly after a grantee accepts a restricted stock award, the Company or its exchange agent shall issue to the grantee a stock certificate or stock certificates for the shares of Common Stock covered by the award or shall establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificate(s) or establishment of such account, the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described in Sections 2.6(d) and 2.6(e) below; (ii) in the Committee’s absolute discretion, a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable award certificate.
     2.6.3 Custody of Stock Certificate(s). Unless the Committee shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable award certificate. The Committee may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability and that any such account include electronic coding indicating such restrictions.
     2.6.4 Nontransferability/Vesting. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the Plan or the applicable award certificate. The nontransferability of the restricted stock granted to a Transferred Employee shall lapse with respect to a number of restricted shares as close as possible to ⅓ of the total number of restricted shares granted to such individual on each of the first three anniversaries of the date of grant.
     2.6.5 Forfeiture Upon Termination of Employment. Except as may otherwise be provided by the Committee at any time prior to a grantee’s termination of employment, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all unvested shares of restricted stock as of the date of such termination of employment. Unless the Committee determines otherwise, all dividends paid on such shares also shall be forfeited, whether by termination of any escrow arrangement under which such dividends are held, by the grantee’s repayment of dividends received directly, or otherwise.
2.7 Restricted Stock Units
     2.7.1 Restricted Stock Unit Grants. The Committee may grant restricted stock units to such Transferred Employees, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. A grantee of restricted stock units shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of an award certificate in such form as the Committee shall determine. A restricted stock unit entitles the grantee to receive a share of Common Stock on the date that such restricted stock unit vests.
     2.7.2 Nontransferability/Vesting. Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable award certificate. A number of restricted stock units as close as possible to ⅓ of the total number of restricted stock units granted to a Transferred Employee shall vest on each of the first three anniversaries of the date of grant.
     2.7.3 Consequence of Termination of Employment. Except as may otherwise be provided by the Committee at any time prior to a grantee’s termination of employment, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all restricted stock units that have not yet vested as of the date of such termination of employment.

ARTICLE III
Miscellaneous
3.1 Amendment of the Plan; Modification of Options
     3.1.1 Amendment of the Plan. The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the option). For purposes of this Section 3.1, any action of the Board or the Committee that in any way alters or affects the tax treatment of any award or that in the sole discretion of the Board is necessary to prevent an award from being subject to tax under Section 409A of the Code shall not be considered to materially impair any rights of any grantee.
     3.1.2 Modification of Awards. The Committee in its sole discretion may cancel any award under the Plan. The Committee in its sole discretion also may amend any outstanding award certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which an award vests or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the award certificate; or (iii) waive or amend any applicable provision of the Plan or award certificate with respect to the termination of the award upon termination of employment. However, any such cancellation or amendment (other than an amendment pursuant to Section 1.5(c) hereof) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the option).
3.2 Consent Requirement
     3.2.1 No Plan Action Without Required Consent. If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or exercise of other rights hereunder, or the taking of any other action hereunder (each such action being hereinafter referred to as a “Plan action”), then such Plan action shall not be taken or permitted, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.
     3.2.2 Consent Defined. The term “consent” as used herein with respect to any Plan action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation; (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall in its sole discretion deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made; and (iii) any and all consents, clearances and approvals in respect of a Plan action by any governmental or other regulatory bodies.
3.3 Requirement of Notification of Election Under Section 83(b) of the Code
     If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.4 Withholding Taxes
     3.4.1 With Respect to Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.
     3.4.2 With Respect to Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which the Committee shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.
3.5 Right of Discharge Reserved
     Nothing in the Plan or in any option certificate shall confer upon any grantee the right to continue employment with the Company or affect any right which the Company may have to terminate such employment.
3.6 Nature of Payments
     3.6.1 Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be as an inducement for the grantee to accept employment with the Company.
     3.6.2 Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.
3.7 Non-Uniform Determinations
     The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective award certificates, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(b) hereof.
3.8 Other Payments or Awards
     Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
3.9 Headings
     Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents, meaning or interpretation of any thereof.
3.10 Effective Date and Term of Plan
     3.10.1 Effective Date. The Plan shall be effective as of the consummation of the Purchase. In the event that the Purchase is not completed, the Plan and all awards hereunder shall be null and void.
     3.10.2 Termination of Plan. No awards shall be granted under the Plan more than 90 days after the consummation of the Purchase. All awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable award certificates.
3.11 Restriction on Issuance of Stock Pursuant to Awards
     The Company shall not permit any shares of Common Stock to be issued pursuant to awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable under applicable law.
3.12 Governing Law
     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of Delaware, without giving effect to principles of conflict of laws.